Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-116022) on Form S- 8 of our report dated June 23, 2022 appearing in the annual report on Form 11-K of QCR Holdings, Inc. 401(k) Plan for the year ended December 31, 2021.

/s/ Plante & Moran, PLLC

Chicago, Illinois

June 23, 2022